Exhibit 10.29

REVENUE PARTICIPATIOIN RIGHTS AGREEMENT

AMENDMENT #1

THAT REVENUE PARTICIPATION RIGHTS AGREEMENT is hereby AMENED as of this date to evidence the agreement of the parties to an abatement and forbearance as follows:

WHEREAS

A.	The original Revenue Participation Rights Agreement (the “Agreement”) although not fully executed and signed by both parties is acknowledged to have been entered into in 2018; however, due to certain extenuating circumstances the Parties agreed to delay any obligation of MJ Holdings until the 2020 accounting for the late 2019 harvest.
B.	The first amounts due under the Agreement was in April 2020 in the amount of $36,022.87, of which $14,422.37 has been paid.
C.	The parties agreed that due to the negative impacts of the Covid-19 pandemic, it is not in the best interests of the Parties to require MJ Holdings pay the balance that otherwise would have been due in 2020; to wit, $21,600.50.
D.	The parties desire to waive the balance due as set forth above and extend the Agreement by one year for and in consideration of a fixed amount that will become due and payable in the final year of the contract.

NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this AMENDMENT #1, and the payment of $10.00, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Accept as amended hereby that REVENUE PARTICIPATION RIGHTS AGREEMENT (the “Agreement”) referenced above is reaffirmed,
2.	The abovestated recitals are true and correct and are incorporated herein,
3.	Paragraph 3. (a) regarding Yearly Calculation is hereby modified to add the following sentence at the end of the paragraph: “The 2020 obligation is paid in full. On April 30, 2027, MJ Holdings shall pay an exit fee of $26,000.”
4.	Paragraph 3. (b) regarding Annual Disbursement is hereby modified to add the following sentence at the end of the paragraph: “The 2020 obligation is paid in full. In addition to the foregoing disbursements through May 31, 2026, on or before April 30, 2027, MJ Holdings shall pay an exit fee of $26,000.”

[Signatures on the following page]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered this 8th day of December 2020.

MJ HOLDINGS, INC.

By:
Roger Bloss, Interim CEO

LET’S ROLL NV LLC	BLUE SKY COMPANIES, LLC
By its Managing Partner
BLUE SKY COMPANIES, LLC

By:	By:
Wallace Cheves, Manager		Wallace Cheves, Managing Partner
BLUE SKY COMPANIES, LLC

[Signature page for Amendment #1 to the Revenue Participation Rights Agreement]

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